EXHIBIT 23.1 Consent of Malone & Bailey, PLLC.

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
         LS Capital Corporation

We consent to the incorporation by reference in this Registration Statement of LS Capital Corporation on Form S-8 of our report dated August 26, 1998, appearing in Form 10-KSB of LS Capital Corporation for the year ended June 30, 1998.


MALONE & BAILEY, PLLC


Houston, Texas
October 12, 1998